                 AMENDMENT NO. 1 TO MASTER CUSTODIAN AGREEMENT

   THIS AMENDMENT NO. 1 (this "Amendment") to that certain Master Custodian Agreement dated as of September 1, 2005, as amended, modified and supplemented from time to time (the "Custodian Agreement"), is entered into as of September 15, 2006, by and among each of the entities set forth on Appendix A attached hereto and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Agreement.

   WHEREAS, the Custodian provides custody and accounting services to the Funds, pursuant to and as more particularly described in the Custodian Agreement;

   WHEREAS, the parties hereto wish to amend the terms of the Custodian
Agreement;

   NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Custodian Agreement.

   The Custodian Agreement is hereby amended to add the following new
Section 17A:

"SECTION 17A. LOAN SERVICING.

   SECTION 17A.1 GENERAL. The following provisions shall apply with respect to a Fund's investments, property or assets in the nature of loans, or interests or participations in loans, including without limitation interests in syndicated bank loans and bank loan participations (collectively, "Loans").

   SECTION 17A.2 SAFEKEEPING. Instruments, certificates, agreements and/or other documents which the Custodian may receive in respect of Loans, if any (collectively "Financing Documents"), from time to time, shall be held by the Custodian at its offices in Boston, Massachusetts.

   SECTION 17A.3 DUTIES OF THE CUSTODIAN. The Custodian shall accept such Financing Documents, if any, in respect of Loans as may be delivered to it from time to time by a Fund. The Custodian shall be under no obligation to examine the contents or determine the sufficiency of any such Financing Documents or to provide any certification with respect thereto, whether received by the Custodian as original documents, photocopies, by facsimile or otherwise. Without limiting the foregoing, the Custodian is under no duty to examine any such Financing Documents to determine whether necessary steps have been taken or requirements met in respect of the assignment or transfer of the related Loan or applicable interest or participation therein. The Custodian shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing thereon. Notwithstanding any term of this Agreement to the contrary, with respect to any Loans, (i) the Custodian shall be under no obligation to determine, and shall have no liability for, the sufficiency of, or to require delivery of, any instrument, document or agreement constituting, evidencing or representing such Loan, other than to receive such Financing Documents, if any, as may be delivered or caused to be delivered to it by a Fund (or its investment adviser on its behalf), (ii) without limiting the generality of the foregoing, delivery of any such Loan may be made to the Custodian by, and may be represented solely by, delivery to the Custodian of a facsimile or photocopy of an assignment agreement (an "Assignment Agreement") or a confirmation or certification from the Fund (or its investment adviser) to the effect that it has acquired such Loan and/or has received or will receive, and will deliver to the Custodian, appropriate Financing Documents constituting, evidencing or representing such Loan (such confirmation or certification, together with any Assignment Agreement, collectively, an "Assignment Agreement or Confirmation"), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an "Instrument"), (iii) if an original Instrument shall be or shall become available with respect to any such Loan, it shall be the sole responsibility of the Fund to make or cause delivery thereof to the Custodian, and the Custodian shall be under no obligation at any time or times to determine whether any such original Instrument has been issued or made available with respect to such Loan, and shall not be under any obligation to compel compliance by the Fund to make or cause delivery of such Instrument to the Custodian, and (iv) any reference to Financing Documents appearing in this
Section 17A shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

   If payments with respect to a Loan ("Loan Payment") are not received by the Custodian on the date on which they are due, as reflected in the Payment Schedule (as such term is defined in Section 17A.4 below) of the Loan ("Payment Date"), or in the case of interest payments, not received either on a scheduled interest payable date, as reported to the Custodian by the Fund, or its investment adviser on its behalf, for the Loan (the "Interest Payable Date"), or in the amount of their accrued interest payable, the Custodian shall promptly, but in no event later than one business day after the Payment Date or the Interest Payable Date, give telephonic notice to the party obligated under the Financing Documents to make such Loan Payment (the "Obligor") of its failure to make timely payment, and if such payment is not received within three business days of its due date, shall notify the Fund of such Obligor's failure to make the Loan Payment. The Custodian shall have no responsibility with respect to the collection of Loan Payments which are past due, other than the duty to notify the Obligor and the Fund as provided herein.

   The Custodian shall have no responsibilities or duties whatsoever under this Agreement, with respect to Loans or the Financing Documents, except for such responsibilities as are expressly set forth herein. Without limiting the generality of the foregoing, the Custodian shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loans or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or Obligor, except that the Custodian shall undertake reasonable efforts to forward any such notice to the Fund). In case any question arises as to its duties hereunder, the Custodian may request instructions from the applicable Fund and shall be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund or its investment adviser, and the Custodian shall in any event have no liability, risk or cost for any action taken, with respect to a Loan, pursuant to and in compliance with Proper Instructions.

   The Custodian shall be only responsible and accountable for Loan Payments actually received by it and identified as for the account of a Fund; any and all credits and payments credited to such Fund, with respect to Loans, shall be conditional upon clearance and actual receipt by the Custodian of final payment thereon. The Custodian shall promptly, upon a Fund's request pursuant to Proper Instructions, release any Financing Documents being held on behalf of such Fund. Without limiting the foregoing, the Custodian shall not be deemed to have or be charged with knowledge of the sale of any Loan, unless and except to the extent it shall have received written notice and instruction from the Fund with respect thereto, and except to the extent it shall have received the sale proceeds thereof. In no event shall the Custodian be under any obligation or liability to make any advance of its own funds in respect of any Loan.

   SECTION 17A.4 RESPONSIBILITY OF FUNDS. With respect to each Loan held by the Custodian hereunder in accordance with the provisions hereof, the applicable Fund shall (a) cause the Financing Documents evidencing such Loan to be delivered to the Custodian; (b) include with such Financing Documents an amortization schedule of payments (the "Payment Schedule") identifying the amount and

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due dates of scheduled principal payments, the Interest Payable Date(s) and related payment amount information, and such other information with respect to the related Loan and Financing Documents as the Custodian reasonably may require in order to perform its services hereunder (collectively, "Loan Information"), in such form and format as the Custodian reasonably may require;
(c) take, or cause its investment adviser to take, all actions necessary to acquire good title to such Loan (or the participation therein, as the case may be), as and to the extent intended to be acquired; and (d) cause the Custodian to be named as its nominee for payment purposes under the Financing Documents or otherwise provide for the direct payment of the Payments to the Custodian. The Custodian shall be entitled to rely upon the Loan Information provided to it without any obligation on the part of the Custodian independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof; and the Custodian shall have no liability for any delay or failure on the part of a Fund in providing necessary Loan Information to the Custodian, or for any inaccuracy therein or incompleteness thereof. With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, Obligor or similar party with respect to the related Loan, and shall be entitled to update its records on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information. Notwithstanding any other provision of this Agreement, the Custodian shall have no responsibility to ensure that any investment by a Fund with respect to Loans has been authorized.

SECTION 17A.5 APPLICABLE FUNDS AND PORTFOLIOS. The provisions of this
Section 17A shall apply initially only to Loomis Sayles Bond Fund, a series of Loomis Sayles Funds I, and Loomis Sayles Strategic Income Fund, a series of Loomis Sayles Funds II. Additional Funds or Portfolios may elect to become subject to the provisions of this Section 17A by the delivery by the applicable Fund of Special Instructions to the Custodian, specifying the Funds/Portfolios and requesting that the Custodian provide loan servicing to such Funds/Portfolios.

2. No Other Modifications. Except to the extent amended hereby, the terms of the Custodian Agreement shall remain unchanged and unaffected hereby and shall remain in full force and effect to the extent of, and in accordance with, its terms. In the event of any conflict between the terms of the Custodian Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

4. Counterparts. This Amendment may be signed in counterparts, which taken together shall constitute one and the same instrument.

                 [remainder of page intentionally left blank]

   IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first set forth above.

                                           EACH OF THE ENTITIES SET FORTH ON
                                           APPENDIX A
                                           ATTACHED HERETO

                                           By:    /s/ Michael C. Kardok
                                                  -----------------------------
                                           Name:  Michael C. Kardok
                                           Title: Treasurer

                                           STATE STREET BANK AND TRUST COMPANY

                                           By:    /s/ Joseph L. Hooley
                                                  -----------------------------
                                           Name:  Joseph L. Hooley
                                           Title: Executive Vice President

                                                                     Appendix A

            Management Investment Companies Registered with the SEC
                        and Portfolios thereof, if any

LOOMIS SAYLES FUNDS I
   Loomis Sayles Bond Fund                                         9/1/05
   Loomis Sayles Global Bond Fund                                  9/1/05
   Loomis Sayles Small Cap Value Fund                              9/1/05
   Loomis Sayles Fixed Income Fund                                 9/1/05
   Loomis Sayles Inflation Protected Securities Fund               9/1/05
   Loomis Sayles Institutional High Income Fund                    9/1/05
   Loomis Sayles Intermediate Duration Fixed Income Fund           9/1/05
   Loomis Sayles Investment Grade Fixed Income Fund                9/1/05
   Loomis Sayles High Income Opportunities Fund                    9/1/05
   Loomis Sayles Securitized Asset Fund                            9/1/05

LOOMIS SAYLES FUNDS II
   Loomis Sayles Aggressive Growth Fund                            9/1/05
   Loomis Sayles Small Cap Growth Fund                             9/1/05
   Loomis Sayles Value Fund                                        9/1/05
   Loomis Sayles Global Markets Fund (f/k/a Worldwide Fund)        9/1/05
   Loomis Sayles Tax-Managed Equity Fund                           9/1/05
   Loomis Sayles Growth Fund                                       9/1/05
   Loomis Sayles High Income Fund                                 10/1/05
   Loomis Sayles Investment Grade Bond Fund                        9/1/05
   Loomis Sayles Limited Term Government and Agency Fund          10/1/05
   Loomis Sayles Municipal Income Fund                            10/1/05
   Loomis Sayles Research Fund                                     9/1/05
   Loomis Sayles Strategic Income Fund                            10/1/05

IXIS ADVISOR CASH MANAGEMENT TRUST
   Money Market Series                                             9/1/05

IXIS ADVISOR FUNDS TRUST I
   CGM Advisor Targeted Equity Fund                        9/1/05
   Hansberger International Fund                           9/1/05
   IXIS U.S. Diversified Portfolio                         9/1/05
   IXIS Value Fund                                         9/1/05
   Loomis Sayles Core Plus Bond Fund                      10/1/05
   Vaughan Nelson Small Cap Value Fund                     9/1/05
   Westpeak Capital Growth Fund                            9/1/05
   IXIS Income Diversified Portfolio                      11/1/05

IXIS ADVISOR FUNDS TRUST II
   Loomis Sayles Massachusetts Tax Free Income Fund       10/1/05
   Harris Associates Large Cap Value Fund                  9/1/05

IXIS ADVISOR FUNDS TRUST III
   Harris Associates Focused Value Fund                    9/1/05
   IXIS Equity Diversified Portfolio                       9/1/05
   IXIS Moderate Diversified Portfolio                     9/1/05

IXIS ADVISOR FUNDS TRUST IV
   AEW Real Estate Fund                                    9/1/05

AEW REAL ESTATE INCOME FUND (closed end)                   9/1/05

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